Exhibit 23

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement Nos.
2-69422, 2-72662, 33-38925 and 33-43900 of New England Business Service, Inc.
on Form S-8 of our annual reports dated July 22, 1994, appearing and incorporated by reference in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 24, 1994.

/s/Deloitte & Touche LLP

Boston, Massachusetts
September 19, 1994